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                                                                    EXHIBIT 10.3




                            STOCK PURCHASE AGREEMENT


         This STOCK PURCHASE AGREEMENT ("AGREEMENT") is dated July 9, 2002, and is entered into by and between LIBERTE INVESTORS INC., a Delaware corporation (the "COMPANY"), and DONALD J. EDWARDS, a resident of the State of Illinois ("EDWARDS").

         WHEREAS, in accordance with the terms and conditions of Section 4(h) of that certain Employment Agreement dated as of July 1, 2002, by and between Edwards and the Company (the "EMPLOYMENT AGREEMENT"), the Company has agreed to sell to Edwards up to 333,333 shares of its common stock, par value $0.01 per share (the "PURCHASED SHARES"), at a purchase price of $3.00 per share; and

         WHEREAS, Edwards now desires to purchase and the Company has agreed to sell 166,667 shares (the "SHARES") of the Purchased Shares at a purchase price of $3.00 per Share.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and in the Employment Agreement and other good and valuable consideration, the sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

                                1. SALE OF STOCK

         1.1 Sale of Stock. Subject to the terms and conditions stated in this Agreement, the Company shall sell, assign, transfer and deliver the Shares to Edwards, and Edwards shall purchase the Shares from the Company upon execution of this Agreement (the "CLOSING").

         1.2. Purchase Price. The purchase price to be paid by Edwards to the Company for the Shares is $3.00 per share (the "PURCHASE PRICE"), which amount shall be paid in cash at Closing by wire transfer or by delivery by Edwards to the Company of a cashier's or bank check by overnight delivery on the business day immediately following the Closing.

         1.3. Representation by Edwards. Edwards hereby represents and warrants to the Company that he is acquiring the Shares for his own account and for investment purposes and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act of 1933, as amended.

         1.4. Acknowledgement. The parties agree and acknowledge that following the Closing, Edwards shall continue to be permitted to purchase up to 166,666 shares of the Company's common stock, constituting the remainder of the Purchased Shares, in accordance with Section 4(h) of the Employment Agreement.

                             2. CLOSING OF PURCHASE

         2.1. Closing. The purchase and sale transaction referred to in Section
1.1 shall take place on the date hereof at the offices of the Company in Dallas, Texas, or at such other time and place as the parties to this Agreement shall mutually agree upon.

         2.2. Closing Deliveries. At or promptly following the Closing, (i) Edwards shall deliver to the Company the Purchase Price, as provided above, and
(ii) the Company shall deliver to Edwards a certificate representing the Shares being sold on such date.




STOCK PURCHASE AGREEMENT                                                PAGE 1
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                                                                   EXHIBIT 10.3


                                3. MISCELLANEOUS

         3.1. Captions. The captions used in this Agreement are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

         3.2. Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties to this Agreement and their respective heirs, executors, administrators, successors and assigns.

         3.3. Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

         3.4. Entire Agreement. This Agreement and the Employment Agreement contain the entire understanding of the parties to this Agreement with respect to the subject matter contained in this Agreement. This Agreement and the Employment Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.

         3.5. Survival of Representations and Covenants. All representations, warranties, covenants, and agreements made by the respective parties to this Agreement hereto shall survive the consummation of the transactions contemplated by this Agreement.

         3.6. Further Assurances. Each of the parties to this Agreement agrees that it will perform all such further acts and execute and deliver all such further documents as may be reasonably required in connection with the consummation of the transactions contemplated hereby in accordance with the terms of this Agreement.

         3.7. Governing Law. THIS AGREEMENT IS MADE PURSUANT TO, WILL BE CONSTRUED UNDER, AND WILL BE CONCLUSIVELY DEEMED FOR ALL PURPOSES TO HAVE BEEN EXECUTED AND DELIVERED UNDER, THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICT OF LAWS.

                                      *****



STOCK PURCHASE AGREEMENT                                                 PAGE 2


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         IN WITNESS WHEREOF, the parties to this Agreement have executed this
Agreement as of the date first written above.


THE COMPANY:                           LIBERTE INVESTORS INC.



                                       By:     /s/ GERALD J. FORD
                                           ------------------------------------
                                       Name:       Gerald J. Ford
                                             ----------------------------------
                                       Title:      Chairman of the Board
                                              ---------------------------------



EDWARDS:                               /s/ DONALD J. EDWARDS
                                       ----------------------------------------
                                       Donald J. Edwards



STOCK PURCHASE AGREEMENT                                                 PAGE 3